Exhibit (j)(2)
SUPPLEMENT TO

CUSTODY AGREEMENT

The following investment funds ("Funds") are hereby made parties to the Amended and Restated Custody Agreement dated December 4, 2012, with UMB Bank, n.a. ("Custodian"), FEG Investors, LLC and FEG Directional Access Fund, LLC, and agree to be bound by all the terms and conditions contained in said Agreement:

FEG Directional Access TEI Fund LLC

FEG DIRECTIONAL ACCESS TEI FUND LLC	FEG INVESTORS, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

UMB BANK, N.A.

By:

Name: Pete Bergman

Title: Vice President

Date:

1